Exhibit (l)(1)

September 29, 2026

GOLDMAN SACHS BDC, INC.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

We are acting as counsel to Goldman Sachs BDC, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as may be amended from time to time (the “Registration Statement”), the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), with respect to the issuance by the Company from time to time of the following securities of the Company: (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), (iii) warrants of the Company to purchase Debt Securities (as defined below), Common Stock or Preferred Stock (“Warrants”), (iv) one or more series of debt securities of the Company (“Debt Securities”) to be issued pursuant to the Indenture (as defined below) and (v) rights to purchase Common Stock or other securities (“Subscription Rights”). The Common Stock, Preferred Stock, Warrants, Debt Securities and Subscription Rights are collectively referred to herein as the “Securities.”

The terms of the Preferred Stock are to be established in one or more certificates of designations, rights and preferences, filed with the Secretary of State of the State of Delaware (each, a “Certificate of Designations”). The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable agreement (the “Warrant Agent”). The Debt Securities may be issued pursuant to one or more supplemental indentures to the indenture, dated as of February 10, 2020, between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), providing for the issuance of the Debt Securities (as may be amended or supplemented from time to time, the “Indenture”), incorporated into the Registration Statement by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 11, 2020. The Subscription Rights may be issued under one or more subscription agent agreements (each, a “Subscription Agent Agreement”), between the Company and the subscription rights agent named therein.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and its subsidiaries and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion. We examined, among other documents, the following:

(a)	the Registration Statement;

(b)	the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(c)	the Amended and Restated Bylaws of the Company (the “Bylaws”);

(d)	the form of Certificate of Designations for Preferred Stock;

(e)	the form of Warrant Agreement;

(f)	the Indenture;

(g)	the form of certificate evidencing the Subscription Rights (the “Subscription Certificate”); and

(h)	the form of Subscription Agent Agreement.

The documents referred to in items (e) through (h) above, inclusive, are collectively referred to as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and its subsidiaries and others. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) all of the parties to the Documents (other than the Company) are or will be validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement; (iii) all of the parties to the Documents (other than the Company) have or will have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder, and (c) consummate the transactions contemplated thereby; (iv) each of the Documents have been or will be duly authorized, executed and delivered by all of the parties thereto (other than the Company); (v) each of the Documents constitutes or will constitute a valid and binding obligation of all the parties thereto, enforceable against such parties in accordance with their respective terms (other than as expressly addressed in the opinions below as to the Company); and (vi) all of the parties to the Documents will comply with all of their covenants, agreements and obligations under the Documents and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants or Subscription Rights exercisable for Common Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof (the “Board”) in conformity with the Company’s Certificate of Incorporation and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) such shares of Common Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.

When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Certificate of Incorporation and the Bylaws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants or Subscription Rights exercisable for Preferred Stock or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Preferred Stock) registered pursuant to the Registration Statement and adopted a Certificate of Designations in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

When (i) the Registration Statement, and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iv) such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, (v) the terms of the Common Stock, the Preferred Stock or the Debt Securities issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws as specified above, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Warrants have been properly reserved for issuance and (vii) upon exercise of such Warrants into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, such Warrants will constitute valid and binding obligations of the Company.

4.

When (i) the Registration Statement, and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants or Subscription Rights exercisable for Debt Securities or upon exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into Debt Securities) registered pursuant to the Registration Statement have been established in conformity with the applicable supplement to the Indenture and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Indenture and any relevant supplemental indenture have been duly authorized, executed and delivered by the Company and the Trustee and (iv) the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Indenture and any relevant supplemental indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

5.

When (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of the Subscription Rights registered pursuant to the Registration Statement have been established in conformity with the applicable Subscription Agent Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Subscription Agent Agreement has been duly authorized, executed and delivered by the Company and each other party thereto, (iv) the specific terms of the Subscription Rights have been duly authorized and established in accordance with the Subscription Agent Agreement, (vi) such Subscription Rights have been duly executed (in the case of Subscription Certificates) and delivered by the Company against payment therefor in accordance with the terms of the applicable Subscription Agent Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement together with the applicable Prospectus Supplement, (v) the terms of the Common Stock or other securities issuable upon exercise of the Subscription Rights have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws as specified above, (vi) the Common Stock and Preferred Stock issuable upon exercise of the Subscription Rights have been properly reserved for issuance and (vii) upon exercise of such Subscription Rights into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, such Subscription Rights will constitute valid and binding obligations of the Company.

A.	We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:

(i)	relating to indemnification, contribution or exculpation;

(ii)

containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any of such Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(iii)

related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of such provision is to be considered by any court other than a court of the State of New York, (b) choice of governing law to the extent the validity, binding effect or enforceability of any such provision is to be considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law rules of the State of New York, (c) service of process, or (d) waivers of any rights to trial by jury;

(iv)	specifying that provisions thereof may be modified or waived only in writing;

(v)	purporting to give any person or entity the power to accelerate obligations without notice to the obligor;

(vi)

relating to payment of late charges, interest (or discount or equivalent amounts), premium, “make-whole” payments, collection costs or fees at a rate or in an amount, after or upon the maturity or acceleration of the liabilities evidenced or secured thereby or after or during the continuance of any default or other circumstance, or upon prepayment, that a court would determine in the circumstances to be unreasonable, a penalty or forfeiture; or

(vii)	that purports to create a trust, power of attorney or other fiduciary relationship.

B.

We express no opinion as to the validity or binding effect of any provision of the Documents: (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law or (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

C.

We express no opinion as to the effect of any law of any jurisdiction other than the State of New York wherein any party to the Documents may be located or wherein enforcement of any Documents may be sought that limits the rates or interest legally chargeable or collectible.

D.	Our opinions set forth above are subject to the following:

(i)	bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect relating to or affecting creditors’ rights or remedies generally;

(ii)

general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies) whether such principles are considered in a proceeding in equity or at law; and

(iii)

the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP